EXHIBIT A

              AGREEMENT TO FILE JOINT SCHEDULE 13D/A


     We agree, in accordance with SEC Rule 13d-1(f)(1)(iii), that the Amendment No. 4 to Schedule 13D, to which this agreement is attached as an exhibit, is filed on behalf of each of us.

May 29, 2001                        Arthur W. Skotdal
(Date)                              (Signature)

May 29, 2001                        Skotdal Quality Investments, L.L.C.
(Date)                              by Arthur W. Skotdal, Manager
                                    (Signature)

May 29, 2001                        Andrew P. Skotdal
(Date)                              (Signature)

May 29, 2001                        Craig G. Skotdal
(Date)                              (Signature)

May 29, 2001                        Skotdal Brothers, L.L.C.
(Date)                              by Andrew P. Skotdal, Manager
                                    (Signature)
                                    by Craig G. Skotdal, Manager
                                    (Signature)